Exhibit 10.1

JOINDER AGREEMENT

December 8, 2022

By executing this joinder, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to that certain Letter Agreement, dated December 9, 2021 (as may be amended or restated from time to time, the “Letter Agreement”), by and among Athena Technology Acquisition Corp. II (the “Company”), Athena Technology Sponsor II, LLC (the “Sponsor”), and the executive officers and directors of the Company, solely with respect to paragraphs 1, 2, 6, 7(a), 7(c), 8, 10 and 11 of the Letter Agreement, and shall be bound by, and entitled to the rights provided under, the terms and provisions of such sections of the Letter Agreement as an Insider (as defined therein).

/s/ Trier Bryant
Trier Bryant

ACKNOWLEDGED AND AGREED:

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
	Name:	Isabelle Freidheim
	Title:	Chief Executive Officer